INDEPENDENT AUDITORS' CONSENT

CMA Money Fund:


We consent to the use in Post-Effective Amendment No. 26 to Registration Statement No. 2-59311 of our report dated May 6, 1998 appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the caption "Financial Highlights" appearing in the Prospectus, which also is a part of such Registration Statement.


/s/ Deloitte & Touche LLP



Deloitte & Touche LLP
Princeton, New Jersey
July 22, 1998